UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

Southeastern Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-24172	58-2005097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 Wheeler Road, Augusta, GA	30909
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 738-6990

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)	The Annual Meeting of Shareholders was held on April 28, 2010 at the Company’s Cotton Exchange office located at 32 8th Street, Augusta, Georgia.
(b)	The following directors were elected for a term of one year or until a successor is duly qualified and elected:
William J. Badger
R. Daniel Blanton
Warren A. Daniel
Edward G. Meybohm, Sr.
Robert W. Pollard, Jr.
Larry S. Prather, Sr.
Randolph R. Smith, M.D.
Ronald L. Thigpen
John W. Trulock, Jr.
W. Marshall Brown
Patrick D. Cunning
The following matters were voted on at the meeting as was previously identified in the Proxy materials forwarded to each shareholder:
1.	Proposal to elect the eleven individuals nominated by the Board as Directors.
The final voting results appear below. There were no abstentions or broker non-votes.

Director	For	Withhold
William J. Badger	5,293,693	3,716
R. Daniel Blanton	5,290,359	7,050
Warren A. Daniel	5,293,693	3,716
Edward G. Meybohm, Sr.	5,293,668	3,741
Robert W. Pollard, Jr.	5,290,843	6,566
Larry S. Prather, Sr.	5,293,693	3,716
Randolph R. Smith, M.D.	5,278,357	19,052
Ronald L. Thigpen	5,290,359	7,050
John W. Trulock, Jr.	5,293,693	3,716
W. Marshall Brown	5,293,693	3,716
Patrick D. Cunning	5,293,693	3,716

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION
Dated: April 28, 2010
	By:	/s/ Ronald L. Thigpen
		Name:	Ronald L. Thigpen
		Title:	Executive Vice President and Chief Operating Officer

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